UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On March 30, 2007, Solo Cup Company (Company) issued a press release announcing financial results for the fiscal year ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release contains non-GAAP financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Management reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures utilized for analysis by the Company and our debt holders provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Those non-GAAP financial measures may be inconsistent with similar measures presented by other companies. Non-GAAP financial measures should be viewed in addition to, and not as a substitute for the Company’s financial results reported in accordance with GAAP.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective April 2, 2007, the Company’s Board of Directors appointed Robert D. Koney, Jr. as executive vice president and chief financial officer. Mr. Koney, 50, joins Solo Cup’s executive management team from Russell Corporation, where he served as chief financial officer and senior vice president from 2004–2006. Prior to his tenure at Russell, Mr. Koney spent 18 years with Goodrich Corporation in a variety of finance positions, most recently serving as its vice president, corporate controller and chief accounting officer from 1998–2004. Previously, he was vice president and controller of the aircraft wheel and brake operations for BF Goodrich Aerospace. Mr. Koney joined Goodrich as controller and general accounting manager for its specialty chemicals group in 1986.

(d) Effective April 2, 2007, Norman W. Alpert, a director of the Company designated by Vestar Capital Partners (Vestar), resigned his position as a director of the Company. Mr. Alpert was replaced by Neil Harrison. Pursuant to the Stockholders Agreement dated February 27, 2004 by and among the Company, Solo Cup Investment Corporation (SCIC), Vestar and other parties (filed as exhibit 10.18 to the Company’s Registration Statement on Form S-4 dated as of June 24, 2004 and filed June 25, 2004 [SEC File No. 333-116843]), Vestar may designate six directors of the Company. In addition to Mr. Harrison, Vestar’s other designated directors are Kevin A. Mundt, Chairman of the Company’s Board of Directors, Peter W. Calamari, Daniel S. O’Connell, Stephen E. Macadam and Jeffrey W. Long. Pursuant to the Management Agreement dated February

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27, 2004 by and among the Company, SCIC and Vestar (filed as exhibit 10.16 to the Company’s Registration Statement on Form S-4 dated as of June 24, 2004 and filed June 25, 2004 [SEC File No. 333-116843]), the Company pays Vestar an $800,000 annual advisory and management fee, plus reimbursement of its expenses. Total management and other fees or expenses paid by the Company to Vestar for the fiscal year ended December 31, 2006 was $901,438. Pursuant to amendments the Company entered into on December 22, 2006 under its Credit Agreement dated February 27, 2004, (filed as Exhibit 10.15 to the Form S-4 dated as of June 24, 2004 and filed June 25, 2004 [SEC File No. 333-116843]), and its Second Lien Credit Agreement dated March 31, 2006, (filed as Exhibit 99.1 to the Form 8-K dated as of March 31, 2006 and filed April 6, 2006 [SEC File No. 333-116843]), payment to Vestar for annual advisory and management services it performs during and after fiscal year 2007, may only be made when the Company’s Consolidated Leverage Ratio (as defined in the credit agreements, as amended) is equal to or less than 4.50:1.00. The December 22, 2006 credit amendments were disclosed and are qualified in their entirety by reference to the complete text of each amendment filed as Exhibits 99.1 and 99.2 in the Company’s Form 8-K dated December 22, 2006 and filed December 29, 2006, [SEC File No. 333-116843].

A copy of the press release announcing these events is attached hereto as Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release issued by Solo Cup Company dated March 30, 2007.

Exhibit 99.2	Press release issued by Solo Cup Company dated March 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/S/ ROBERT M. KORZENSKI
Robert M. Korzenski Chief Executive Officer and President

Date: March 30, 2007

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